Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-124263) of Specialty Underwriters’ Alliance, Inc. of our report dated March 28, 2005 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
March 1, 2007